GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE FIRST QUARTER ENDED MARCH 31, 2018

- Record Sales of $4.6 Billion, Up 17% -
- Diluted EPS $1.20 -
- Adjusted EPS Excluding Transaction-Related Costs $1.27, Up 18% -
- Maintains 2018 Revenue and Earnings Outlook -

Atlanta, Georgia, April 19, 2018 -- Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the first quarter ended March 31, 2018.

Sales for the first quarter ended March 31, 2018 were a record $4.6 billion, a 17.4% increase compared to $3.9 billion for the same period in 2017. Net income for the first quarter was $176.6 million and earnings per share on a diluted basis were $1.20. Before the impact of certain transaction-related costs incurred for the Company's fourth quarter 2017 acquisition of Alliance Automotive Group (AAG) in Europe and a recently announced agreement to spin-off the Company's Business Products Group, S.P. Richards, adjusted net income was $186.5 million, or $1.27 per diluted share. Total sales for the first quarter included 2% organic growth, 14% from acquisitions, including AAG, and a 1% benefit from foreign currency translation.

First quarter sales for the Automotive Group were up 29.6%, including an approximate 1.5% comparable sales increase as well as the benefit of acquisitions and favorable foreign currency translation. Sales for the Industrial Group, which includes both Motion Industries and EIS, were up 8.3%, including a 5% comparable sales increase, and sales for the Business Products Group were down 4.8% for the quarter in both total and comparable sales.

Paul Donahue, President and Chief Executive Officer, commented, “We were pleased to complete the first quarter of 2018 with double-digit total sales growth, driven by increases in our core global automotive and industrial businesses. While our operating margins were challenged, we remain focused on the execution of our plans to drive additional operating improvement and better position the Company for sustained long-term growth and profitability. With our recent announcement to spin-off the Business Products Group, we took an important step that will allow us to commit more resources and increase our focus on our core growth and higher-margin global businesses.  This is an exciting time for Genuine Parts, and we look forward to effectively executing on the opportunities ahead.

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2018 Outlook

The Company is maintaining its initial sales and earnings guidance and continues to expect sales to be up 12% to 13% and adjusted diluted earnings per share, which excludes any first quarter and future transaction-related costs, to be $5.60 to $5.75. The Company currently expects a tax rate of approximately 26.0%, which is down slightly from the initial guidance of 26.0 to 27.0% in 2018.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). These items include adjusted net income and adjusted diluted earnings per share. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted net income and diluted earnings per share provides meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 888-394-8218, conference ID 5092677. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 5092677, two hours after the completion of the call until 12:00 a.m. Eastern time on May 3, 2018.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the proposed business combination transaction between the Company and Essendant, Inc. ("Essendant") in which the Company will spin-off its Business Products Group and combine this business with Essendant or the acquisition of Alliance Automotive Group (AAG) and the anticipated strategic benefits, synergies and other attributes of these transactions, as well as future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully integrate AAG into the Company and to realize the anticipated synergies and benefits; changes in the European aftermarket; the Company's ability to complete the transaction to spin-off its Business Products Group; the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ o

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perations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2017 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic materials in the U.S., Canada and Mexico through its Industrial Products Group, comprised of Motion Industries and EIS, Inc. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and Canada.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

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GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
	(in thousands, except per share data)

Net sales	$4,586,294	$3,905,641
Cost of goods sold	3,150,487	2,749,920
Gross profit	1,435,807	1,155,721

Operating and non-operating expenses:
Selling, administrative & other expenses	1,148,125	873,814
Depreciation and amortization	58,363	38,132
	1,206,488	911,946

Income before income taxes	229,319	243,775
Income taxes	52,743	83,615

Net income	$176,576	$160,160

Basic net income per common share	$1.20	$1.08

Diluted net income per common share	$1.20	$1.08

Weighted average common shares outstanding	146,727	148,154

Dilutive effect of stock options and non-vested restricted stock awards	595	634

Weighted average common shares outstanding – assuming dilution	147,322	148,788

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GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
	(in thousands)

Net sales: (1)
Automotive	$2,564,259	$1,978,446
Industrial (2)	1,547,944	1,428,959
Business Products	474,091	498,236
Total net sales	$4,586,294	$3,905,641

Operating profit:
Automotive	$184,706	$151,757
Industrial (2)	112,191	104,009
Business Products	21,601	31,119
Total operating profit	318,498	286,885
Interest expense, net	(23,307)	(6,174)
Intangible amortization	(21,403)	(10,806)
Other, net (3)	(44,469)	(26,130)
Income before income taxes	$229,319	$243,775

Capital expenditures	$31,633	$24,806

Depreciation and amortization	$58,363	$38,132

(1) The net effect of discounts, incentives, freight billed to customers has been allocated to their respective segments for the current and prior period.  Previously, the net effect of such items were captured and presented separately in a line item entitled “Other”.

(2) Effective January 1, 2018, the Electrical/electronic material segment became a division of the Industrial segment. These two reporting segments became a single reporting segment, the Industrial Parts Group. The change in segment is presented retrospectively.

(3) Includes $13.0 million for the three months ended March 31, 2018, respectively, in transaction-related costs associated with Alliance Automotive Group and the pending combination of S.P. Richards with Essendant.

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GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2018	2017
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$325,973	$177,917
Trade accounts receivable, net	2,641,151	2,084,871
Merchandise inventories, net	3,772,919	3,287,042
Prepaid expenses and other current assets	841,569	644,232

TOTAL CURRENT ASSETS	7,581,612	6,194,062

Goodwill and other intangible assets, less accumulated amortization	3,618,426	1,608,466
Deferred tax assets	39,830	129,539
Other assets	588,238	497,553
Net property, plant and equipment	931,288	737,206

TOTAL ASSETS	$12,759,394	$9,166,826

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,773,149	$3,230,985
Current portion of debt	751,614	475,000
Income taxes payable	28,144	65,270
Dividends payable	105,649	99,824
Other current liabilities	1,098,916	708,754

TOTAL CURRENT LIABILITIES	5,757,472	4,579,833

Long-term debt	2,564,111	550,000
Pension and other post-retirement benefit liabilities	200,253	287,589
Deferred tax liabilities	184,383	49,328
Other long-term liabilities	491,794	467,732

Common stock	146,738	147,394
Retained earnings	4,182,599	4,021,848
Accumulated other comprehensive loss	(819,258)	(950,269)

TOTAL PARENT EQUITY	3,510,079	3,218,973

Noncontrolling interests in subsidiaries	$51,302	$13,371

TOTAL EQUITY	3,561,381	3,232,344

TOTAL LIABILITIES AND EQUITY	$12,759,394	$9,166,826

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GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$176,576	$160,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,363	38,132
Share-based compensation	3,686	2,717
Excess tax benefits from share-based compensation	(2,517)	(1,546)
Changes in operating assets and liabilities	(97,741)	(97,643)

NET CASH PROVIDED BY OPERATING ACTIVITIES	138,367	101,820

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(31,633)	(24,806)
Acquisitions and other investing activities	(38,588)	(106,236)

NET CASH USED IN INVESTING ACTIVITIES	(70,221)	(131,042)

FINANCING ACTIVITIES:
Proceeds from debt	1,201,441	1,005,000
Payments on debt	(1,153,750)	(855,000)
Share-based awards exercised, net of taxes paid	(4,176)	(1,624)
Dividends paid	(99,000)	(97,584)
Purchase of stock	—	(91,984)

NET CASH USED IN FINANCING ACTIVITIES	(55,485)	(41,192)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,587)	5,452

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,074	(64,962)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	314,899	242,879

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$325,973	$177,917

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GENUINE PARTS COMPANY and SUBSIDIARIES
Reconciliation of GAAP Net Income to Adjusted Net Income

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
	(in thousands, except per share data)

GAAP net income	$176,576	$160,160
Diluted net income per common share	$1.20	$1.08

Add after-tax adjustments:
Transaction-related costs	9,883	—

Adjusted net income	$186,459	$160,160
Adjusted diluted net income per common share	$1.27	$1.08